MAXXAM GROUP HOLDINGS INC.


               $130,000,000 12% Senior Secured Notes due 2003






                        FIRST SUPPLEMENTAL INDENTURE

                          Dated as of July 8, 1998

                                     to

                                 INDENTURE
                        Dated as of December 23, 1996

                            --------------------

               U.S. Bank Trust National Association, Trustee



          FIRST SUPPLEMENTAL INDENTURE, dated as of July 8, 1998, between MAXXAM Group Holdings Inc., a Delaware corporation (the "Company"), and U.S. Bank Trust National Association, a national banking association (formerly known as First Bank National Association), as Trustee (the "Trustee").

          WHEREAS, the Company and First Bank National Association, as trustee, executed an Indenture, dated as of December 23, 1996 (the "Indenture"), in respect of $130,000,000 aggregate principal amount of 12% Senior Secured Notes due 2003;

          WHEREAS, the Indenture was also executed by MAXXAM Inc., a Delaware corporation ("MAXXAM"), to confirm its agreements set forth in
Article 12 of the Indenture;

          WHEREAS, for all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture;

          WHEREAS, Section 9.02 of the Indenture permits the Company and the Trustee, with the written consent of the Holders of at least a majority of the aggregate principal amount of the Securities then outstanding, to amend, supplement or otherwise modify the Indenture or the Securities as hereinafter provided; and

          WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

          NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                 ARTICLE I
                                 AMENDMENTS

          The Indenture is hereby amended as follows:

          1. The definition of the term "Asset Sale" in Section 1.01 of the Indenture is hereby amended by adding the words "or New Timber Notes" after the words "Timber Notes" in the second parenthetical of such definition.

          2. The definition of the term "Consolidated Cash Flow Coverage Ratio" in Section 1.01 of the Indenture is hereby amended by adding the words "or New Timber Notes" after the words "Timber Notes" in the second parenthetical of such definition.

          3. The definition of the term "Consolidated Interest Expense" in Section 1.01 of the Indenture is hereby amended by adding the words "or New Timber Notes" after the words "Timber Notes" in the last clause of such definition and by adding the following sentence at the end of such definition:

          Notwithstanding the foregoing, if any New Timber Notes are issued, for each fiscal quarter preceding the New Timber Notes Issuance Date, Consolidated Interest Expense shall be reduced by $10.0 million.

          4. The definition of the term "Deed of Trust" in Section 1.01 of the Indenture is hereby amended by inserting the words ", prior to the New Timber Notes Issuance Date," after the words "`Deed of Trust' means" and by deleting the period at the end of such definition and substituting the following therefor:

          , and, from and after the New Timber Notes Issuance Date, any deed of trust or other security document which grants a Lien on assets of Scotia Pacific as security for the obligations of Scotia Pacific under or in connection with any New Timber Notes, any New Timber Note Indenture or any revolving credit agreement or any other liquidity arrangement in connection with any New Timber Notes, as any of the same may be amended, supplemented or otherwise modified from time to time.

          5. The definition of the term "EBITDA" in Section 1.01 of the Indenture is hereby amended by adding the words "or New Timber Notes" after the words "Timber Notes" in clause (A) of such definition.

          6.   The following three definitions are hereby inserted in
Section 1.01 of the Indenture in the appropriate alphabetical order:

          "NEW TIMBER NOTES" means any secured notes in an aggregate original principal amount not exceeding $900,000,000 issued by Scotia Pacific during the period from July 1, 1998 through September 30, 1998 (and any secured notes issued by Scotia Pacific in exchange for such secured notes pursuant to one or more exchange offers registered under the Securities Act), as any such secured notes may be amended, supplemented or otherwise modified from time to time, provided that any New Timber Notes outstanding on the New Timber Notes Issuance Date (i) are collateralized by timberlands comprising at least a majority (measured by area) of the timberlands then owned by Pacific Lumber and the other Restricted Subsidiaries of the Company, and
     (ii) are initially rated "BBB" or higher by Standard & Poor's Rating Services, a Division of The McGraw Hill Companies, Inc. and "Baa2" or higher by Moody's Investor Service, Inc., or any successor to any such corporation's business of rating securities.

          "NEW TIMBER NOTES ISSUANCE DATE" means the first date on which any New Timber Notes shall be outstanding.

          "NEW TIMBER NOTE INDENTURE" means, at any time, any indenture pursuant to which any New Timber Notes outstanding at such time were issued, as such indenture has been or may be amended, supplemented or otherwise modified from time to time.

          7. The definition of the term "Scotia Pacific" in Section 1.01 of the Indenture is hereby amended by deleting the word "corporation" after the word "successor" and replacing it with the word "entity".

          8.   The definition of the term "Scotia Pacific Agreements" in
Section 1.01 of the Indenture is hereby amended by inserting the words "(i) prior to the New Timber Notes Issuance Date," after the words "`Scotia Pacific Agreements' means" and by deleting the period at the end of such definition and substituting the following therefor:

          and (ii) from and after the New Timber Notes Issuance Date, any agreements between Scotia Pacific and Pacific Lumber (or among Scotia Pacific, Pacific Lumber and Salmon Creek) in effect on the date of issuance of any New Timber Notes as the same may be amended after such date in accordance with the terms thereof, including, without limitation, any master purchase agreement, any services agreement, any additional services agreement, any environmental indemnification agreement and any reciprocal rights agreement entered into in connection with New Timber Notes.

          9.   The definition of the term "Unrestricted Subsidiary" in
Section 1.01 of the Indenture is hereby amended by adding the words "or New Timber Notes" after the words "Timber Notes" in the parenthetical of the third sentence of such definition.

          10. Section 4.03(a) of the Indenture is hereby amended by deleting the parenthetical "(other than Scotia Pacific so long as there are any Timber Notes outstanding)" therein.

          11. The first clause of Section 4.03(b) of the Indenture is hereby amended by inserting the number "(x)," immediately preceding the number "(xi)" in the first parenthetical of such subsection and by adding the words "or New Timber Notes" after the words "Timber Notes" in the first parenthetical of such subsection.

          12. Section 4.03(b)(xi) of the Indenture is hereby amended by inserting the words "or any New Timber Notes or any New Timber Note Indenture" after the words "under the Timber Notes or the Timber Note Indenture" and by deleting the word ", as" from the last clause after the words "with the Timber Notes" and substituting therefor the words "or any New Timber Notes, including Indebtedness under any revolving credit agreement or any other liquidity arrangement in connection with any New Timber Notes, as any of".

          13. Section 4.03(c) of the Indenture is hereby amended by deleting the parenthetical "(other than Scotia Pacific so long as there are any Timber Notes outstanding)" therein.

          14. Section 4.05(a) of the Indenture is hereby amended by adding, in clause (i) thereof, the words "or other equity interests" between the words "Redeemable Stock" and "of Scotia Pacific," "Redeemable Stock" and "of any Restricted Subsidiary" and "outstanding Stock" and "of Scotia Pacific", and by adding the following at the end of such subsection:

          None of the foregoing provisions of this Section 4.05(a) shall be deemed to have been violated by any merger of Scotia Pacific into a limited liability company which, at the time of such merger, is wholly owned by Pacific Lumber.

          15.  Section 4.06(b)(ix) of the Indenture is hereby amended by
(A) deleting the word "the" immediately prior to the words "Deed of Trust" and substituting therefor the word "any", (B) inserting the words ", any New Timber Note Indenture" following the words "Timber Note Indenture" and
(C) deleting the word ", as" in the last clause following the words "in connection with the Timber Notes" and substituting therefor the words "or any New Timber Notes, including any revolving credit agreement or any other liquidity arrangement in connection with any New Timber Notes, as any of".

          16. Section 4.10(xiii) of the Indenture is hereby amended by (A) deleting the words "or the" after the words "the Timber Note Indenture" and substituting therefor the words ", any New Timber Notes, any New Timber
Note Indenture or any", (B) inserting the words "or any New Timber Notes (including in connection with any revolving credit agreement or any other liquidity arrangement in connection with any New Timber Notes)" following the words "with the Timber Notes" in the first instance in which such phrase appears in such subsection and (C) inserting the words "or any New Timber Notes" following the words "with the Timber Notes" in the second instance in which such phrase appears in such subsection.

          17. Section 4.11 of the Indenture is hereby amended by deleting the word "the" after the words "the Timber Note Indenture," and substituting therefor the words "any New Timber Note Indenture, any".

          18. Section 5.01(iii) of the Indenture is hereby amended by inserting the words "(A) a merger of the Company into a limited liability
company   which, immediately prior to such merger, is a Wholly Owned
Restricted Subsidiary or (B)" following after the words "except in the case of".

                                 ARTICLE II

                          MISCELLANEOUS PROVISIONS

          Section 2.1. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

          Section 2.2. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICA-TION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT THAT THE LAWS OF THE STATE OF MINNESOTA SHALL GOVERN MATTERS CONCERNING THE VALIDITY AND PERFECTION OF SECURITY INTERESTS OF THE TRUSTEE IN FAVOR OF THE HOLDERS IN THE ACCOUNTS, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          Section 2.3. Successors. All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

          Section 2.4. Multiple Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          Section 2.5. Effectiveness and Operativeness. The provisions of this First Supplemental Indenture shall become effective immediately upon its execution and delivery by the Trustee in accordance with the provisions of Article 9 of the Indenture; provided, however, that the amendments provided for in Article I shall only become operative concurrently with the consummation of a financing transaction by Scotia Pacific Company LLC.

          Section 2.6.  Termination.  If the amendments provided for in
Article I have not become operative on or prior to September 30, 1998, such amendments shall be deemed to have been rescinded and this First
Supplemental Indenture shall be of no force or effect.


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                                 SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.



Attest:                                 MAXXAM GROUP HOLDINGS INC.

By:      /S/ LISA S. BLAHA              By:     /S/ DELONA J. MOORE
     Name:     Lisa S. Blaha                 Name:     Delona J. Moore
     Title:    Assistant Secretary           Title:    Assistant Treasurer

Attest:                                 U.S. BANK TRUST NATIONAL
                                             ASSOCIATION
By:     /S/ JUDITH M. ZUZEK
     Name:     Judith M. Zuzek          By:   /S/ RICHARD H. PROKOSCH
     Title:    Assistant Secretary           Name:     Richard H. Prokosch
                                             Title:    Assistant Vice
                                                          President

                                        MAXXAM Inc. hereby consents to the
                                        execution and delivery of this
                                        First Supplemental Indenture and
                                        confirms its agreements set forth
Attest:                                 in Article 12 of the Indenture

By:      /S/ LISA S. BLAHA              By:    /S/ BERNARD L. BIRKEL
     Name:     Lisa S. Blaha                 Name:     Bernard L. Birkel
     Title:    Assistant Secretary           Title:    Secretary